UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2012, we entered into a dealer manager agreement with Griffin Capital Securities, Inc., or Griffin Capital Securities, whereby Griffin Capital Securities will serve as our exclusive dealer manager in connection with the distribution of our shares of common stock pursuant to our pending follow-on public offering of $1,650,000,000 in shares of our common stock, on a best efforts basis, of which (i) $1,500,000,000 in shares are offered pursuant to our primary offering and (ii) $150,000,000 in shares are offered pursuant to our distribution reinvestment plan, or the DRIP.

The terms of the dealer manager agreement with Griffin Capital Securities are substantially the same as the terms of our current dealer manager agreement with Griffin Capital Securities dated November 7, 2011, as amended, whereby Griffin Capital Securities serves as our exclusive dealer manager in connection with our initial public offering.

Except in certain circumstances described in our follow-on Registration Statement on Form S-11, as amended (File No. 333-181928), under the dealer manager agreement Griffin Capital Securities will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, all or a portion of which may be reallowed by Griffin Capital Securities to participating broker-dealers. Griffin Capital Securities will also receive a dealer manager fee of 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by Griffin Capital Securities to participating broker-dealers.

Pursuant to the terms of our Registration Statement on Form S-11, as amended, no selling commissions will be paid, and the per share cash price shall be reduced to 93.0% of the per share offering price, in connection with shares sold in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service or assets under management basis by the investor. No selling commissions will be paid, and the per share cash price shall be reduced to 93.0% of the per share offering price in connection with shares sold to (i) retirement plans of participating broker-dealers, (ii) participating broker-dealers in their individual capacities, or (iii) IRAs and qualified plans of their registered representatives or any one of their registered representatives in their individual capacities. Selling commissions or the dealer manager fee will be reduced, and the per share cash price shall be adjusted accordingly to no lower than 90.0% of the per share offering price, where Griffin Capital Securities and/or a participating broker-dealer agrees to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or participating broker-dealer.

No selling commissions, dealer manager fee or other organizational and offering expenses will be paid for shares sold pursuant to the DRIP.

The terms of the dealer manager agreement were approved by our board of directors, including a majority of our independent directors.

Subject to certain limitations including those set forth in our charter, we will agree to indemnify Griffin Capital Securities and the participating broker-dealers against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise out of (i) material inaccuracies in our representations and warranties contained in the dealer manager agreement, (ii) material breaches of our covenants contained in the dealer manager agreement, (iii) untrue statements of a material fact contained in our Registration Statement on Form S-11, as amended, prospectus, sales literature or blue sky applications relating to the offering, or (iv) the omission to state a material fact required to be stated in our Registration Statement on Form S-11, as amended, or prospectus relating to the offering.

This description of the material terms of the dealer manager agreement is qualified in its entirety by the terms of the agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1 Dealer Manager Agreement by and between Griffin-American Healthcare REIT II, Inc. and Griffin Capital Securities, Inc., dated November 28, 2012 (included as Exhibit 1.1 to Pre-Effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-181928) filed November 29, 2012 and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

December 3, 2012	By:	Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer